UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 4, 2017

OWC Pharmaceutical Research Corp.
 (Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

30 Shacham Street. P.O.B. 8324 Petach Tikva, Israel	4918103
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: 972 (0) 3-758-2657

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

OWC Pharmaceutical Research Corp. ("OWC") is reporting the issuance on April 5, 2017 of the attached press release, announcing that as a result of the promising conclusions reported in its Form 8-K filed on March 20, 2017, the Company has received expressions of scientific and medical interest, world-wide, for its cannabinoid-based topical cream for treating psoriasis. OWC has expanded the size and scope of its clinical studies and, as previously announced, anticipates that subject to pending regulatory approvals from applicable jurisdictions, the topical cream should be available for use by those who suffer from psoriasis in the near term.

Reference is made to the full text of the press release filed as Exhibit 99.1 herewith.

Item 9.01 Financial Statements and Exhibits.

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
99.1	Press Release dated April 5, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWC Pharmaceutical Research Corp.

By: /s/ Mordechai Bignitz
Name: Mordechai Bignitz
Title: Chief Executive Officer

Date: April 4, 2017